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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Gene Logic Inc. (the Company), pertaining to the Company's 1997 Equity Incentive Plan and 1997 Non-Employee Directors' Stock Option Plan, of our report dated March 26, 1999, with respect to the consolidated financial statements of the Company in its Annual Report (Form 10-K) for the year ended December 31, 1998, previously filed with the Securities and Exchange Commission (File No. 333-53083 and File No. 333-60135). It should be noted that we have performed no audit procedures subsequent to March 26, 1999, the date of our report. Furthermore, we have not made an audit of any financial statements of the Company as of any date or for any period subsequent to December 31, 1998, the date of the latest financial statements covered by our report.

                                             ARTHUR ANDERSEN LLP

Baltimore, Maryland,
   June 16, 1999